UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 6, 2024

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Niguel, California 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 6, 2024, Summit Healthcare REIT, Inc. (the “Company”) completed the sale of three skilled nursing facilities in California (“CA3 Properties”), which were held through wholly owned subsidiaries, to affiliates of the current operator of the facilities (“Buyer”) for an aggregate purchase price of $30.0 million. Two of the properties, the Yucaipa Hill Post Acute and the Creekside Post Acute, are located in Yucaipa, CA, and the third property, University Post Acute, is located in Mentone, CA.

The net cash proceeds the Company received following the closing of the CA3 Properties was approximately $14.9 million after the payoff of the outstanding $15.0 million loan payable from CIBC Bank, USA, and less the expenses and fees incurred with the sale.

Other than in respect to the transactions discussed above, there are no material relationships between Buyer and the Company or any of the Company’s affiliates, or any of the Company’s directors or officers or any associates of any such director or officer.

The Purchase and Sale Agreement, dated as of February 1, 2024, with respect to the sale is filed as an Exhibit to this Current Report on Form 8-K, and is incorporated herein by reference. The Company has determined that the sale of the CA3 Properties is below a level of significance that would require the provision of pro forma or other separate financial statements. The impact of the sale will be reflected in the condensed consolidated financial statements provided in the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2024.

Item 8.01	Other Events

Attached hereto as Exhibit 99.1 is a copy of the press release that Summit Healthcare REIT, Inc. (the “Company”) issued on September 11, 2024.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated February 1, 2024, by and between Summit Yucaipa, LLC, Summit Mentone LLC, and Summit Creekside, LLC, and Rockwell Healthcare Propco RE, LLC, as amended on April 1, 2024, May 1, 2024, May 30, 2024 and August 27, 2024

99.1	Press Release issued September 11, 2024, titled “Summit Healthcare REIT, Inc. sells skilled nursing portfolio in California”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: September 11, 2024